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                                                                     Exhibit 4.2
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                             NUANCE COMMUNICATIONS


                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT



                                OCTOBER 1, 1999





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
                               TABLE OF CONTENTS
                                                                       Page
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
1.   Registration Rights................................................  1

     1.1   Definitions..................................................  1
     1.2   Request for Registration.....................................  3
     1.3   Company Registration.........................................  4
     1.4   Obligations of the Company...................................  4
     1.5   Furnish Information..........................................  6
     1.6   Expenses of Demand Registration..............................  6
     1.7   Expenses of Company Registration.............................  7
     1.8   Underwriting Requirements....................................  7
     1.9   Delay of Registration........................................  8
     1.10  Indemnification..............................................  8
     1.11  Reports Under Securities Exchange Act of 1934................ 10
     1.12  Form S-3 Registration........................................ 11
     1.13  Assignment of Registration Rights............................ 12
     1.14  Limitations on Subsequent Registration Rights................ 12
     1.15  "Market Stand-Off" Agreement................................. 12
     1.16  Termination of Registration Rights........................... 13

2.   Covenants of the Company........................................... 13

     2.1   Delivery of Financial Statements............................. 13
     2.2   Right of First Refusal....................................... 14
     2.3   Right of First Refusal on Secondary Sale of Common Stock..... 16
     2.4   Inspection Rights............................................ 16
     2.5   Proprietary Agreements....................................... 16

3.   Miscellaneous...................................................... 16

     3.1   Successors and Assigns....................................... 17
     3.2   Governing Law................................................ 17
     3.3   Counterparts................................................. 17
     3.4   Titles and Subtitles......................................... 17
     3.5   Notices...................................................... 17
     3.6   Expenses..................................................... 17
     3.7   Amendments and Waivers....................................... 17
     3.8   Severability................................................. 17
     3.9   Aggregation of Stock......................................... 18
     3.10  Entire Agreement............................................. 18

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                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is made and entered into as of the 1st day of October, 1999 (the "Closing"), by and among Nuance Communications, a California corporation (the "Company"), and the investors listed on Schedule A (each an "Investor" and collectively, the
                    ----------
"Investors").

                                   RECITALS
                                   --------

     WHEREAS, the Company and certain investors first entered into an Investor Rights Agreement on December 20, 1994 providing for, among other things, certain registration rights, rights to financial information and rights of first refusal; and

     WHEREAS, the Company and certain investors agreed to amend and restate such Investor Rights Agreement on August 29, 1995, January 6, 1997, and on March 27, 1998, and such parties now desire to amend and restate such Investor Rights Agreement again; and

     WHEREAS, the Company and certain Investors listed on Schedule A have entered into agreements for sale by the Company and purchase by such Investors of shares of Series E Preferred Stock issued by the Company; and

     WHEREAS, in connection with the purchase and sale of such Series E Preferred Stock, the Company and the Investors desire to provide the purchasers of the Company's Series E Preferred Stock the rights set forth herein;

     NOW, THEREFORE, THE PRIOR INVESTOR RIGHTS AGREEMENT IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

      1.   Registration Rights.  The Company covenants and agrees as follows:

           1.1  Definitions.  For purposes of this Agreement:

                (a) The term "Act" means the Securities Act of 1933, as amended.

                (b) The term "Affiliate" of a Holder (as defined below), means any stockholder, parent or subsidiary of any Holder which is not a natural person.

                (c) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC (as defined

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below) which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                (d) The term "Holder" (and collectively, "Holders") means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof;

                (e) The term "Initial Public Offering" shall mean the closing of a bona fide, firm commitment underwritten public offering of the Company's securities registered under the Securities Act.

                (f) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                (g) The term "Preferred Stock" shall mean shares of the Company's issued and outstanding Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E Preferred Stock, and Series E-1 Preferred Stock.

                (h) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                (i) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's rights under this Section 1 are not assigned in accordance with Section 1.13.

                (j) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                (k) The term "SEC" shall mean the Securities and Exchange Commission.

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           1.2  Request for Registration

                (a) If the Company shall receive (i) at any time after March 6, 2001, a written request from the Holders of at least 40% of the Registrable Securities that the Company file a registration statement under the Act pursuant to which the aggregate offering price to the public would exceed $5,000,000,
(ii) at any time after the date of the first sale to the public pursuant to a registration statement of the Company filed under the Act and after the market stand-off time period specified in Section 1.15, a written request from the Holders of Registrable Securities that the Company file a registration statement under the Act pursuant to which the aggregate offering price to the public would exceed $10,000,000, or (iii) at any time after one year anniversary of the date of the first sale to the public pursuant to a registration statement of the Company filed under the Act, a written request from the Holders of Registrable Securities that the Company file a registration statement under the Act pursuant to which the aggregate offering price to the public would exceed $5,000,000 then the Company shall:

                     (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

                     (ii) effect, as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Act of all of the Registrable Securities which the Holders request to be registered, subject to the limitations of this Section 1.2.

                (b) If the Holders initiating the registration request hereunder ( "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) hereof, and the Company shall include such information in the written notice referred to in said subsection. The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Company as provided in subsection 1.4(e), enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders and the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however,
                                                            --------  -------
that the number of shares of Registrable Securities to be included in

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such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

                (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                     (i) After the Company has effected a total of three (3) registrations pursuant to Section 1.2(a) hereof and such registrations have been declared or ordered effective;

                     (ii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                     (iii) Prior to March 6, 2001.

           1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to an acquisition or similar transaction or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

           1.4  Obligations of the Company.  Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

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                (a)  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be
                --------  -------
extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (i) includes any prospectus required by Section 10(a)(3) of the Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and
(ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

                (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such

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registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

           1.5  Furnish Information

                (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

           1.6 Expenses of Demand Registration. The Company shall pay all expenses other than underwriting discounts and commissions incurred in connection with up to three (3) registrations, filings or qualifications pursuant to Section 1.2, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its

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capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders) but excluding all underwriting discounts and commissions associated with Registrable Securities; provided, however, that the Company shall not be required to pay for any of
--------  -------
expenses any registration proceeding begun pursuant to Section 1.2(a) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration; provided further however, that if at the time of such
                     -------- ------- -------
withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

           1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders), but excluding underwriting discounts and commissions associated with Registrable Securities.

           1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities of the selling Holders, to the extent that such securities include Registrable Securities, be reduced below thirty percent

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(30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

           1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

           1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities joint or several to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

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                (b)  To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Act or the 1934 Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses as reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

                (c)  Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and

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of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                (f)  The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

           1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

           1.12 Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                (b) as soon as practicable, use its best efforts to cause such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be
                         --------  -------
obligated to effect any such registration, qualification or compliance, pursuant to this section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has, within the twelve
(12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                (c) Subject to the foregoing, the Company shall file a registration statement covering Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. The Company shall bear all expenses incurred in connection with up to three (3) registrations requested pursuant to Section 1.12, including, without limitation, all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding all underwriters' discounts or commissions associated with Registrable

Securities. All expenses incurred in connection with subsequent registrations requested pursuant to Section 1.12, including, without limitation, all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling holder or holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

           1.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to any Affiliate of such Holder or any transferee or assignee of such securities who, after such assignment or transfer, holds at least twenty percent (20%) of the aggregate Registrable Securities held by such Holder immediately following the Closing (or a lesser percentage if all shares of Registrable Securities then held by a Holder are transferred) (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); provided that: (a)
                                                            -------- ----
the Company is, within a reasonable time after such transfer furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned;
(b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation, the provisions of Section 1.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

           1.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would grant such holder or prospective holder any or all of the registration rights contemplated herein.

           1.15 "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the date of the first sale to the public pursuant to a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that such market stand-off time period shall not exceed one hundred eighty (180) days; provided further however, that the obligations under this Section 1.15 are conditioned upon the officers and the directors of the Company entering into similar agreements.

           In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

           Notwithstanding the foregoing, the obligations described in this
Section 1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

           1.16 Termination of Registration Rights

                (a) No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the Initial Public Offering.

                (b) In addition, the right of any Holder to request registration or inclusion in any registration pursuant to Section 1 shall terminate on the closing of the first Initial Public Offering if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period, or on such date after the closing of the first Initial Public Offering as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period; provided, however, that the provisions of this Section 1.16(b) shall not apply to any Holder who owns more than two percent (2%) of the Company's outstanding stock until such time as such Holder owns less than two percent (2%) of the outstanding stock of the Company.

     2.   Covenants of the Company.  All investors listed on Schedule A, with
                                                                         ----
the exception of Phoenix Leasing Incorporated, shall be entitled to the
---------------------------------------------
following:

           2.1  Delivery of Financial Statements.  The Company shall deliver:

                (a) as soon as practicable, but in any event within sixty (60) days after the end of each fiscal year of the Company, commencing with fiscal year ending December 31, 1999, to each Holder who continues to hold Registrable Securities; an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ( "GAAP"), and audited and certified by nationally recognized independent public accountants approved by the Board of Directors of the Company; and

                (b) as soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company and after the end of each month an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter; and

                (c) as soon as practicable, but in any event within thirty (30) days after the end of each fiscal year, to each Holder who holds not less than 10% of the total Common Stock issued or issuable upon conversion of the Series E Preferred, not less than 10% of the total Common Stock issued or issuable upon conversion of the Series D Preferred, not less than 10% of the total Common Stock issued or issuable upon conversion of the Series C Preferred, not less than 10% of the total Common Stock issued or issuable upon conversion of the Series B Preferred, or not less than 10 % of the total Common Stock issued or issuable upon conversion of the Series A Preferred, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

                (d) The covenants set forth in this Section 2.1 shall terminate as to an Holder and be of no further force or effect upon an Initial Public Offering or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

           2.2 Right of First Refusal. Subject to the terms and conditions specified in this Section 2.2, the Company hereby grants to each holder of Preferred Stock (an "Eligible Holder") a right of first refusal with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.2, the term "Eligible Holder" includes any general partners and affiliates of an Eligible Holder. The Eligible Holder shall be entitled to apportion the right of first refusal hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

           Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ( "Shares"), the Company shall first make an offering of such Shares to each Eligible Holder in accordance with the following provisions:

                (a) The Company shall deliver a notice by certified mail ( "Notice") to each Eligible Holder(s) stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                (b) By written notification received by the Company within twenty (20) calendar days after giving of the Notice, each Eligible Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of Registrable Securities then held by such Eligible Holder bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

                (c) If all Shares which Eligible Holders are entitled to obtain pursuant to Section 2.2(b) are not elected to be obtained as provided in subsection 2.2(b) hereof, the Company may, during the 90-day period following the expiration of the period provided in Section 2.2(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 90 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Eligible Holders in accordance herewith.

                (d) The right of first refusal in this Section 2.2 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, consultants, directors, or vendors (if in transactions with primarily nonfinancing purposes) of the Company or SRI International, Inc., pursuant to a plan, arrangement or agreement approved by the Board of Directors of the Company, (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act, at an offering price of at least $10.00 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and $20,000,000 in the aggregate (the "Qualifying IPO"), (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise approved by the Company's Board of Directors, (v) the issuance of stock, warrants or other securities or rights to persons or entities for the purposes of equipment lease financings approved by the Company's Board of Directors, (vi) the Series E Preferred Stock and all other securities currently issued and outstanding.

                (e) The right of first refusal granted under this section may be assigned by each Eligible Holder to a transferee or assignee of the Eligible Holder's shares of the Company's stock. In the event that the Eligible Holder shall assign its right of first refusal pursuant to this Section 2.2(e) in connection with the transfer of less than all of its shares of the Company's stock, the Eligible Holder shall also retain its right of first refusal.

                (f) The covenants contained in this Section 2.2 shall terminate and be of no further force or effect upon the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with a Qualifying IPO.

           2.3 Right of First Refusal on Secondary Sale of Common Stock. In the event the Company is unable to, or elects not to, exercise its right of first refusal to repurchase shares of Common Stock issued to employees or consultants, the Eligible Holders shall have a right of first refusal, subordinate to the Company's right, to purchase any shares of Common Stock proposed to be resold at any time prior to the Company's initial public offering. This subordinate right of first refusal shall be shared pro rata amongst the Eligible Holders based on the number of shares of Common Stock held (including, for such purpose Common Stock issuable upon conversion of the outstanding Preferred Stock). The notice and other procedural requirements of
Section 2.2(a) and (b) shall apply to the rights under this Section 2.3.

           2.4 Inspection Rights. The Company shall permit each Holder, as long as such Holder holds not less than 10% of the total Series E Preferred Stock issued at the Closing (or 10% of the Common Stock issued upon conversion of the Series E Preferred Stock, or a combination of such conversion stock and Series E Preferred Stock), not less than 10% of the total Series D Preferred Stock outstanding at the Closing (or 10% of the Common Stock issued upon conversion of the Series D Preferred Stock, or a combination of such conversion stock and Series D Preferred Stock), not less than 10% of the total Series C Preferred Stock outstanding at the Closing (or 10% of the Common Stock issued upon conversion of the Series C Preferred Stock, or a combination of such conversion stock and Series C Preferred Stock), not less than 10% of the total Series B Preferred Stock outstanding as of the Closing (or 10% of the Common Stock issued upon conversion of the Series B Preferred Stock, or a combination of such conversion stock and Series B Preferred Stock), or not less than 10% of the total Series A Preferred Stock outstanding as of the Closing (or 10% of the Common Stock issued upon conversion of the Series A Preferred Stock, or a combination of such conversion stock and Series A Preferred Stock) at the Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers all at such reasonable times as may be requested by the Holder; provided, however, that the Company shall not be obligated pursuant to this Section 2.4 to provide any information which it reasonably considers to be a trade secret or confidential information. The rights of a Holder under this
Section 2.4 may not be assigned as part of such Holder's sale of any of the Registrable Securities except with the consent of the Company, which consent will not be unreasonably withheld.

           2.5 Proprietary Agreements. All key employees of and consultants to the Company with access to confidential technology of the Company shall execute the Company's standard form of confidentiality and assignment of inventions agreement.

     3.   Miscellaneous

           3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

           3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

           3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

           3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mall, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

           3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

           3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, provided however, that any amendment that would adversely affect the rights of an individual Holder or Holders of a specific series of the Company's Preferred Stock in a manner different than it affects the rights of other Holders shall require the consent of such affected Holder or Holders of such affected series of Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

           3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

           3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

           3.10 Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By: /s/ Ronald A. Croen, President
                                        ------------------------------
                                        Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    By:____________________________________

                                    Name:__________________________________

                                    Title:_________________________________

                                    Address:_______________________________

                                            _______________________________

                                            _______________________________

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    SRI INTERNATIONAL

                                    By: /s/ Donald L. Andrews
                                        -----------------------------------

                                    Name: Donald L. Andrews
                                         ----------------------------------

                                    Title: Treasurer
                                          ---------------------------------

                                    Address:  333 Ravenswood Avenue
                                              Menlo Park, California 94025

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    MAYFIELD ASSOCIATES FUND II

                                    By: /s/ Yogen K. Dalai
                                        -----------------------------------

                                    Name: Yogen K. Dalai
                                         ----------------------------------

                                    Title:_________________________________

                                    Address:  2800 Sand Hill Road, Suite 250
                                              Menlo Park, California 94025

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    MAYFIELD VII

                                    By: /s/ Yogen K. Dalai
                                        -----------------------------------

                                    Name: Yogen K. Dalai
                                         ----------------------------------

                                    Title:_________________________________

                                    Address:  2800 Sand Hill Road, Suite 250
                                              Menlo Park, California 94025

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    SECOND VENTURES II, L.P.

                                    By: /s/ Michael P. Maher
                                        -----------------------------------

                                    Name: Michael P. Maher
                                          ---------------------------------

                                    Title: Attorney-in-Fact
                                           --------------------------------

                                    Address:  2180 Sand Hill Road
                                              Menlo Park, California 94025

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    US VENTURE PARTNERS IV, L.P.

                                    By: /s/ Michael P. Maher
                                        ----------------------------------

                                    Name: Michael P. Maher
                                          --------------------------------

                                    Title: Attorney-in-Fact
                                           --------------------------------

                                    Address:  2180 Sand Hill Road
                                              Menlo Park, California 94025

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    USVP ENTREPRENEUR PARTNERS, II, L.P.

                                    By: /s/ Michael P. Maher
                                        -----------------------------------

                                    Name: Michael P. Maher
                                          ---------------------------------

                                    Title: Attorney-in-Fact
                                           --------------------------------

                                    Address:  2180 Sand Hill Road
                                              Menlo Park, California 94025

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    VISA INTERNATIONAL SERVICE ASSOCIATION

                                    By: /s/ Cynthia Hendricks
                                        -----------------------------------

                                    Name: Cynthia Hendricks
                                          ---------------------------------

                                    Title: Vice President
                                           --------------------------------

                                    Address:  900 Metro Center Blvd.
                                              Foster City, California 94404

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    ASSET MANAGEMENT ASSOCIATES 1996, L.P.

                                    By: /s/ W. Ferrell Sanders
                                        -----------------------------------

                                    Name: W. Ferrell Sanders
                                          ---------------------------------

                                    Title: General Partner of AMC Partners
                                           -------------------------------
                                           96, L.P. The General Partner of
                                           -------------------------------
                                           Asset Management Associates
                                           --------------------------------
                                           1996, L.P.
                                           --------------------------------

                                    Address:  480 Cowper Street
                                              Palo Alto, California 94301

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    MORGENTHALER VENTURE PARTNERS IV

                                    By: Morgenthaler Management Partners IV
                                        Its Managing Partner

                                        /s/ Gary J. Morgenthaler
                                        --------------------------------------
                                        Gary J. Morgenthaler, General Partner

                                    Address:  2730 Sand Hill Road, Suite 280
                                              Menlo Park, California 94025

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    2180 ASSOCIATES FUND

                                    By: /s/ Michael P. Maher
                                        -----------------------------------

                                    Name: Michael P. Maher
                                          ----------------------------------

                                    Title: Attorney-in-Fact
                                           ---------------------------------

                                    Address:  2180 Sand Hill Road, Suite 300
                                              Menlo Park, California 94025

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                             Menlo Park, California 94025

                                    INVESTORS:

                                    PHOENIX LEASING INCORPORATED

                                    By:  /s/ V.H. Nelson
                                       ------------------------------------

                                    Name:   V.H. Nelson
                                         ----------------------------------

                                    Title:  Vice President
                                          ---------------------------------

                                    Address:  2401 Kerner Boulevard
                                              San Rafael, California 94901

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    ATTRACTOR LP

                                    By:  /s/ Harvey Allison
                                       ------------------------------------
                                       Harvey Allison, MM of its GP

                                    Address:  1110 Burlingame Avenue
                                              Suite 211
                                              Burlingame, California 94010

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    ATTRACTOR INSTITUTIONAL LP

                                    By:  /s/ Harvey Allison
                                       ------------------------------------
                                       Harvey Allison, MM of its GP

                                    Address:  1110 Burlingame Avenue
                                              Suite 211
                                              Burlingame, California 94010

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    ATTRACTOR QP LP

                                    By:  /s/ Harvey Allison
                                       ------------------------------------
                                       Harvey Allison, MM of its GP

                                    Address:  1110 Burlingame Avenue
                                              Suite 211
                                              Burlingame, California 94010

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    ATTRACTOR OFFSHORE LTD.

                                    By:  /s/ Harvey Allison
                                       ____________________________________
                                       Harvey Allison, President

                                    Attractor Investment Management, its
                                    Investment Manager

                                    Address:  1110 Burlingame Avenue
                                              Suite 211
                                              Burlingame, California 94010

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    ATTRACTOR VENTURES LLC

                                    By:  /s/ Harvey Allison
                                       ------------------------------------
                                       Harvey Allison, MM

                                    Address:  1110 Burlingame Avenue
                                              Suite 211
                                              Burlingame, California 94010

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    FIDELITY INVESTORS II LIMITED PARTNERSHIP

                                    By:  /s/ Donald S. Heaton
                                       ------------------------------------

                                    Name:   Donald S. Heaton
                                         ----------------------------------

                                    Title:  Vice President
                                          ---------------------------------

                                    Address:  82 Devonshire Street
                                              Boston, Massachusetts 02109

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    GOLDMAN, SACHS & CO. VERWALTUNGS GMBH

                                    By:  /s/ Eve M. Gerriets
                                       ------------------------------------

                                    Name:   Eve M. Gerriets
                                         ----------------------------------

                                    Title:  Vice President
                                          ---------------------------------

                                    Address:  85 Broad Street, 10th Floor
                                              New York, New York 10004

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    BRIDGE STREET FUND 1997, L.P.

                                    By:  /s/ Eve M. Gerriets
                                       ------------------------------------

                                    Name:   Eve M. Gerriets
                                         ----------------------------------

                                    Title:  Vice President
                                          ---------------------------------

                                    Address:  85 Broad Street, 10th Floor
                                              New York, New York 10004

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    GS CAPITAL PARTNERS II OFFSHORE, L.P.

                                    By:  /s/ Eve M. Gerriets
                                       ------------------------------------

                                    Name:   Eve M. Gerriets
                                         ----------------------------------

                                    Title:  Vice President
                                          ---------------------------------

                                    Address:  85 Broad Street, 10th Floor
                                              New York, New York 10004

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    GS CAPITAL PARTNERS II, L.P.

                                    By:  /s/ Eve M. Gerriets
                                       ------------------------------------

                                    Name:   Eve M. Gerriets
                                         ----------------------------------

                                    Title:  Vice President
                                          ---------------------------------

                                    Address:  85 Broad Street, 10th Floor
                                              New York, New York 10004

     In Witness Whereof, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    Nuance Communications

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    Stone Street Fund 1997, L.P.

                                    By:  /s/ Eve M. Gerriets
                                       ------------------------------------

                                    Name:   Eve M. Gerriets
                                         ----------------------------------

                                    Title:  Vice President
                                          ---------------------------------

                                    Address:  85 Broad Street, 10th Floor
                                              New York, New York 10004

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    CISCO SYSTEMS, INC.

                                    By:  /s/ Judith Estrin
                                       ------------------------------------

                                    Name:   Judith Estrin
                                         ----------------------------------

                                    Title:  Chief Technology Officer
                                          ---------------------------------

                                    Address:  300 East Tasman Drive
                                              San Jose, CA 95134

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    INTEL CORPORATION

                                    By:  /s/ Noel Lazo
                                       ------------------------------------

                                    Name:   Noel Lazo
                                         ----------------------------------

                                    Title:  Assistant Treasurer
                                          ---------------------------------

                                    Address:  2200 Mission College Blvd.
                                              Santa Clara, California 95052

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    MACARTHUR FOUNDATION

                                    By: Illegible Signature
                                        -----------------------------------

                                    Title:_________________________________

                                    Address:  140 South Dearborn Street
                                              10th Floor
                                              Chicago, IL 60603

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    DALAL REVOCABLE TRUST, UDT 7/31/90

                                    By:/s/ Yogen K. Dalal
                                       -----------------------------------
                                           Yogen K. Dalal, Trustee

                                    Address: 2800 Sand Hill Rd.
                                             -----------------------------
                                             Menlo Park, CA 94025
                                             -----------------------------

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    VOICE TRUST

                                    By: /s/ George Pavlov
                                        -----------------------------------
                                            George Pavlov

                                    Title: Authorized Signatory
                                           --------------------------------

                                    Address: 2800 Sand Hill Road
                                             ------------------------------
                                             Menlo Park, CA 94025
                                             ------------------------------

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    NTT SOFTWARE CORPORATION

                                    By: /s/ Seishiro Tsuruho
                                        ---------------------------------
                                            Seishiro Tsuruho


                                    Title: Representative Director and President


                                    Address:  223-1 Yamashita-cho Naka-ku
                                              Yokohama-shi
                                              Kanagawa, 231-8554, Japan

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    OMRON CORPORATION

                                    By: /s/ Tatsuro Ichihara
                                        -----------------------------------
                                        Tatsuro Ichihara

                                    Title: Director Executive Vice President

                                    Address:  Shimokainji Nagoakakyo-City
                                              Kyoto, 617-8510 Japan

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    SUN MICROSYSTEMS, INC

                                    By: /s/ John McFarlane
                                        ---------------------------------
                                        John McFarlane

                                    Title: President, Network Service
                                           Provider Division

                                    Address:  901 San Antonia Road
                                              Palo Alto, CA 94403

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    SCIENCE APPLICATIONS INTERNATIONAL
                                    CORPORATION

                                    By: /s/ Douglas M. Schrier
                                        ---------------------------------
                                        Douglas M. Schrier

                                    Title: Senior Vice President, Acquisitions

                                    Address:  888 Prospect Street Suite 320
                                              La Jolla, CA 92037

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    TCI CLUB

                                    By: /s/ Shozo Okuda
                                        -----------------------------------
                                        Shozo Okuda

                                    Title:  General Partner

                                    Address:  777 108th Avenue NE, Suite 2300
                                              Bellevue, WA 98004

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    TRANS COSMOS USA, INC.

                                    By: /s/ Shozo Okuda
                                        -----------------------------------
                                        Shozo Okuda

                                    Title:  Chairman

                                    Address:  777 108th Avenue NE, Suite 2300
                                              Bellevue, WA 98004

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    FTT VENTURES, INC.

                                    By:  /s/ Donald S. Heaton
                                       ------------------------------------

                                    Name:   Donald S. Heaton
                                         ----------------------------------

                                    Title:  Vice President
                                          ---------------------------------

                                    Address:  82 Devonshire Street
                                              Boston, Massachusetts 02109

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    By:  /s/ Arthur Chait
                                       ------------------------------------
                                             Arthur Chait

                                    Title:_________________________________

                                    Address:  1151 Sherman Avenue
                                              Menlo Park, California 94025

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    By:  /s/ Paul Cook
                                       ------------------------------------
                                             Paul Cook

                                    Title:_________________________________

                                    Address:  360 Old La Honda Road
                                              Woodside, California 94062

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    By:  /s/ James Gibbons
                                       ------------------------------------
                                             James Gibbons

                                    Title:_________________________________

                                    Address:  320 Tennyson
                                              Palo Alto, California 94301

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    By:  /s/ Alan Herzig
                                       ------------------------------------
                                             Alan Herzig

                                    Title:_________________________________

                                    Address:  190 Fox Hollow Road
                                              Woodside, California 94062

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    By:  /s/ John McHenry
                                       ------------------------------------
                                             John McHenry

                                    Title:_________________________________

                                    Address:  416 West Oakwood Blvd.
                                              Redwood City, California 94061

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    By:  /s/ Donald Nielson
                                       ------------------------------------
                                             Donald Nielson

                                    Title:_________________________________

                                    Address:  850 Miranda Green
                                              Palo Alto, California 94306-3716

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    By:  /s/ John Oakson
                                       ------------------------------------
                                             John Oakson

                                    Title:_________________________________

                                    Address:  12983 La Barranca
                                              Los Altos Hills, California 94022

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NUANCE COMMUNICATIONS

                                    By:____________________________________
                                             Ronald A. Croen, President

                                    Address:  1005 Hamilton Court
                                              Menlo Park, California 94025

                                    INVESTORS:

                                    By:  /s/ William Sommers
                                       ------------------------------------
                                             William Sommers

                                    Title:_________________________________

                                    Address:  24717 Harbour View Drive
                                              Ponte Vedra Beach, FL 32082

                                  SCHEDULE A
                                  ----------

                                    HOLDERS


Series A Preferred
------------------
Arthur Chait
Paul Cook
James Gibbons
Alan Herzig
John McHenry
Don Nielson
John Oakson
William Sommers
SRI International

Series B Preferred
------------------
Mayfield Associates Fund II
Mayfield VII
Second Ventures II, L.P.
U.S. Venture Partners IV, L.P.
USVP Entrepreneur Partners, II, L.P.
Visa International Service Association
2180 Associates Fund

Series C Preferred
------------------
Alloy Ventures
Mayfield Associates Fund II
Mayfield VII
Morgenthaler Venture Partners IV, L.P.
Second Ventures II, L.P.
U.S. Venture Partners IV, L.P.
USVP Entrepreneur Partners, II, L.P.
2180 Associates Fund

Series D Preferred
------------------
Attractor L.P.
Attractor Institutional LP
Attractor Ventures LLC
Bridge Street Fund 1997, L.P.
Fidelity Investors II Limited Partnership
FTT Ventures, Inc.

GS Capital Partners II Offshore, L.P.
2180 Associates Fund
Goldman, Sachs & Co. Verwaltungs GmbH
GS Capital Partners II, L.P.
Intel Corporation
MacArthur Foundation The Northern Trust Company
Mayfield Associates Fund II
Mayfield VII
Morgenthaler Venture Partners IV, L.P.
Motorola, Inc.
Second Ventures II, L.P.
Stone Street Fund 1997, L.P.
U.S. Venture Partners IV, L.P.
USVP Entrepreneur Partners, II, L.P.

Series E Preferred
------------------
Cisco Systems, Inc.
Science Applications International Corporation
Sun Microsystems, Inc.
TCI Club
Trans Cosmos USA, Inc.
Siebel Systems, Inc.
NTT Software Corporation
Omron Corporation
Morgenthaler Venture Partners IV, L.P.
Intel Corporation
Attractor LP
Attractor Institutional LP
Attractor LP QP
Attractor Offshore Ltd.
Attractor Ventures
Dalal Revocable Trust, UDT 7/31/90
Voice Trust
Macarthur Foundation
Donald Nielson
William Sommers
Alan Herzig